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                                                                    Exhibit 10.8




                            TOMAX TECHNOLOGIES, INC.



                            STOCK PURCHASE AGREEMENT










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                               DATED JULY 13, 2000

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                            TOMAX TECHNOLOGIES, INC.
                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement dated July 13, 2000 is among TOMAX TECHNOLOGIES, INC., a Utah corporation (the "COMPANY"), ORACLE CORPORATION, a Delaware corporation (the "PURCHASER"), and ERIC OLAFSON, VIRGIL FERNANDEZ, KEITH JEPSEN and KEITH LOW (collectively, the "SHAREHOLDERS"). Capitalized terms used herein are defined as set forth in Section 8.

        The Company desires to issue and sell to the Purchaser 421,585 shares (the "PREFERRED SHARES") of Series A Convertible Preferred Stock, no par value per share, of the Company (the "PREFERRED STOCK"), the terms of which are set forth in the certificate of designation of rights, preferences and privileges set forth in Exhibit A (the "CERTIFICATE OF DESIGNATION"), for a price per share of $11.86, for an aggregate purchase price of $4,999,998.10 (the "PREFERRED PURCHASE PRICE").

        At the First Closing, each Shareholder desires to sell to the Purchaser 92.11% of the number of shares of common stock, no par value per share, of the Company (the "COMMON STOCK") set forth below such Shareholder's signature hereof, for a price of $7.88 per share. Each Shareholder desires to deliver at the First Closing the remaining 7.89% of the number of shares of Common Stock set forth below each Shareholder's signature hereof (the "ESCROW SHARES"), to an escrow account, pursuant to Section 1.5 of this Agreement. Pursuant to Section
1.1 of this Agreement, shareholders of the Company not a party to this Agreement (collectively, the "OTHER SHAREHOLDERS") will, at the Second Closing, be given the opportunity to sell a certain number of shares of Common Stock to the Purchaser for a price of $7.88 per share. If, as of the Second Closing, the Other Shareholders have not indicated that they will sell the number of shares of Common Stock to the Purchaser at the Second Closing so that the aggregate purchase price of the Common Stock to be purchased by Purchaser from both the Shareholders and the Other Shareholders shall be $5,000,001.84 (the "COMMON PURCHASE PRICE"), each Shareholder desires to sell as much of his pro rata portion of the Escrow Shares to the Purchaser at the Second Closing for a price of $7.88 per share so that Common Purchase Price shall be $5,000,001.84 and the aggregate shares of Common Stock to be sold to Purchaser pursuant to this Agreement shall be 634,518. The 634,518 aggregate shares of Common Stock to be sold pursuant to this Agreement are herein collectively called the "COMMON SHARES," and the Preferred Shares and the Common Shares are herein collectively called the "SHARES." Immediately after the Second Closing, the Shares will constitute 8.78% of the sum (without duplication) of the shares of Common Stock
(i) issued and outstanding, (ii) issuable upon conversion of the Preferred Shares, (iii) issuable upon any outstanding Stock Rights and (iv) included in the Company's 750,000-share stock option pool. The Shareholders own a substantial amount of Common Stock (in addition to the Common Shares), and will benefit materially from the transactions contemplated by this Agreement.

        The Purchaser desires to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

            Now, therefore, the parties agree as follows:



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1.      Purchase and Sale of Shares

            1.1 ISSUANCE AND SALE OF THE PREFERRED SHARES. The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Preferred Shares at a closing held as mutually agreed by the parties (the "FIRST CLOSING"). The Company agrees to approach the Other Shareholders, as described in Section 6.3, with an offer to sell their pro rata portions of the Common Stock.

            1.2 SALE OF THE COMMON SHARES. Each Shareholder agrees to sell to Purchaser, and agrees to deliver to Purchaser at the First Closing, and the Purchaser agrees to purchase from each Shareholder, 92.11% of the number of Common Shares set forth below such Shareholder's signature hereof. Within 25 days after the First Closing at a date and time to be mutually agreed by the parties (the "SECOND CLOSING"), each Shareholder agrees to sell and deliver to Purchaser as much of the Escrow Shares to the Purchaser, or cause to be sold and delivered to Purchaser that number of shares of Common Stock by the Other Shareholders (both for a price of $7.88 per share), so that Common Purchase Price shall be $5,000,001.84 and the aggregate number of shares of Common Stock to be sold to Purchaser pursuant to this Agreement at the First Closing and the Second Closing shall be 634,518.

            1.3 PAYMENT OF PURCHASE PRICE. At the First Closing, the Purchaser shall pay to the Company the Preferred Purchase Price (less ten percent) and 92.11% of the Common Purchase Price (less ten percent of such amount) to the respective sellers by wire transfer to the accounts previously designated by each. At the Second Closing, the Purchaser shall pay 7.89% of the Common Purchase Price (less ten percent of such amount) to the respective sellers by wire transfer to the accounts previously designated by each.

            1.4 PURCHASE PRICE ESCROW. The remaining ten percent of each of the Preferred Purchase Price and the Common Purchase Price shall be paid at the First Closing and the Second Closing, as applicable, to an escrow agent mutually agreed upon by the Purchaser, the Company, and the Shareholders (the "ESCROW AGENT"), and such amount shall be held by the Escrow Agent for a period of one year from the Second Closing, subject to the terms and conditions of an escrow agreement substantially in the form of Exhibit H hereto (the "PURCHASE PRICE ESCROW AGREEMENT").

            1.5 COMMON STOCK ESCROW. The Escrow Shares shall be subject to the common stock escrow agreement substantially in the form of Exhibit I hereto (the "COMMON STOCK ESCROW AGREEMENT"). Certificates representing the Escrow Shares shall be delivered at the First Closing to the Escrow Agent.

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Subject to the exceptions set forth in the Company Disclosure Schedule, the Company represents and warrants to the Purchaser, as of the date hereof, that:


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            2.1 CORPORATE ORGANIZATION, CONTRIBUTION AND AUTHORITY.

                (a) ORGANIZATION, CONTRIBUTION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The certificate of incorporation and bylaws of the Company currently in effect are attached as Schedule 2.1(a).

                (b) POWER AND AUTHORITY. The Company has the corporate power and corporate authority to own and operate its Properties and to carry on its business as now conducted and as proposed to be conducted and to enter into and perform its obligations under the Transaction Documents.

                (c) FOREIGN QUALIFICATION. The Company and its subsidiary are qualified to do business as a foreign corporation in any jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

            2.2 CAPITALIZATION.

                (a) CAPITAL STOCK. Immediately prior to the Second Closing, the authorized and outstanding capital of the Company consists of: (i) 50,000,000 shares of Common Stock of which 10,857,143 shares are issued and outstanding, or issuable, and (ii) 2,000,000 shares of preferred stock of which none are issued or outstanding and of which 421,585 shares have been designated as Series A Convertible Preferred Stock. Schedule 2.2 sets forth the record ownership of all outstanding shares of Common Stock.

                (b) OTHER SECURITIES, RIGHTS. Schedule 2.2 sets forth the record ownership of all outstanding Stock Rights of the Company. Except as set forth in
Schedule 2.2, (i) there is (A) no capital stock or Stock Rights outstanding, nor
(B) any Contracts between the Company and any holders of its capital stock or Stock Rights or any Contracts among any holders of its capital stock or Stock Rights relating to the acquisition (including, without limitation, rights of first refusal, anti-dilution or pre-emptive rights), disposition or voting of the capital stock or Stock Rights in the Company; (ii) the Company has no obligation (contingent or otherwise) to issue or distribute to holders of any capital stock or Stock Rights any evidence of indebtedness or Property of the Company; (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any capital stock or Stock Rights in the Company or to pay any dividend or make any distribution in respect thereof; and
(iv) there are no outstanding stock appreciation, phantom stock or similar rights with respect to the Company.

            2.3 SUBSIDIARIES, INVESTMENTS. The Company does not own any equity interest in any other Person.

            2.4 AUTHORIZATION. All action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents and the issuance by the Company of the Preferred Shares has been taken, and the Transaction Documents constitute legally valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except for


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applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company has not retained any broker or finder in connection with the transactions contemplated in this Agreement.

            2.5 VALIDITY OF SHARES. The Preferred Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully-paid (except as stated in Section 1.3) and nonassessable and will be free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and any other encumbrances imposed by or through the Company.

            2.6 CONSENTS. Except as set forth in Schedule 2.6, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Person (governmental or private) on the part of the Company (or, to the Company's and the Shareholder's knowledge, on the part of any third party) is required in connection with the Company's valid execution and delivery of the Transaction Documents or the offer, sale or issuance of the Preferred Shares, the offer, sale or transfer of the Common Shares or the consummation of any other transaction contemplated by this Agreement, except for, to the extent envisioned by the Company, the filing of a notice under Regulation D under the Securities Act and any other filings necessary to comply with applicable state securities laws, all of which shall be filed by the Company immediately following the First Closing or the Second Closing, as applicable. The offer, sale and issuance of the Preferred Shares, and the offer, sale and transfer of the Common Shares, in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from the qualification requirements of applicable state securities laws.

            2.7 COMPLIANCE. The Company is not in violation of any term of its certificate of incorporation or bylaws and is not in breach of or in default under any Contract to which it is a party or to which it or any of its Property is subject, or any Order or Legal Requirement applicable to the Company or any of its Property. No event has occurred which, with the passage of time or the giving of notice or both, would constitute a breach of or default under any of the foregoing. The execution, delivery and performance of and compliance with the Transaction Documents will not result in any such violation or be in breach of or constitute a default under any of the foregoing, or result in the creation of any Third-Party Right in any of the Properties of the Company pursuant thereto, or accelerate the time for performance of any obligation of the Company under any Legal Requirement, Order or Contract. The Company is not a party to any Contract or subject to any Order or Legal Requirement which has or may reasonably be expected to have a Material Adverse Effect on the Company. Neither the Shareholders nor any employee of the Company is in violation of any employment contract, patent or proprietary information disclosure agreement or any other Contract with any prior employer or any other Person, and the continued employment by the Company of the Shareholders and its present employees will not result in any such violation.

            2.8 FINANCIAL STATEMENTS; PROJECTIONS. The Company has delivered to the Purchaser (i) its audited annual financial statements as of June 30, 1999 (the "LAST FISCAL YEAR-


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END") and 1998, and for the periods then ended and (ii) its unaudited interim financial statements as of May 31, 2000 and for the period then ended. All such financial statements, including the related footnotes, are herein collectively called the "FINANCIAL STATEMENTS." The Financial Statements fairly present the financial condition of the Company at the dates indicated and the results of operations for the periods then ended, in accordance with GAAP, consistently applied (except as expressly stated therein), subject in the case of interim financial statements to normal non-material year-end audit adjustments and the omission of certain footnote disclosures.

            2.9 ABSENCE OF CERTAIN LIABILITIES. The Company has no liability or obligation of any nature, whether absolute, accrued, contingent, known, unknown or otherwise, arising out of acts or omissions heretofore occurring, or circumstances heretofore existing, except: (i) as set forth in the Company Disclosure Schedule; (ii) as accrued in the Financial Statements; (iii) for liabilities and obligations incurred since the Last Fiscal Year-End in the ordinary course of business consistent in nature and amount with prior periods;
(iv) liabilities and obligations of a kind not required to be accrued in a balance sheet at the date hereof prepared in accordance with GAAP which will not subject the Company to Damages in excess of $50,000 individually (or in the aggregate for related matters) or $200,000 for all such matters; and (v) executory Contracts not required to be listed in Schedule 2.17 entered into in the ordinary course of business.

            2.10 ABSENCE OF CERTAIN CHANGES. Since the Last Fiscal Year-End, except as set forth in Schedule 2.10:

            (a) The Company has operated its business in the ordinary course.

            (b) There has been no material adverse change in the assets, business, liabilities, financial condition, results of operations, prospects or customer base of the Company.

            (c) There has not been any damage, destruction or condemnation known to the Company with respect to Property having an aggregate net book value on the Company's books in excess of $50,000, net of any insurance recoveries.

            (d) There has not been any change in the accounting methods, practices or principles of the Company.

            (e) The Company has not sold, transferred, disposed of or granted licenses or other rights of use with respect to (or agreed or committed to do any of the foregoing) with respect to any of its Properties related to its Business other than sales and licenses to end users in the ordinary course of business.

            (f) The Company has not instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Agency.

            (g) The Company has not assumed, guaranteed, endorsed or otherwise become responsible (or otherwise agreed to become responsible) for the obligations of any other Person, except for the endorsement of negotiable instruments in the ordinary course of business.


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            (h) The Company has not granted (or agreed or committed to grant)
any increase in compensation or benefits other than normal salary increases consistent with prior periods.

            2.11 INDEBTEDNESS. The Company has no obligations for any of the following, other than the obligations set forth in Schedule 2.11:

            (a) borrowed money,

            (b) debt instruments,

            (c) the deferred purchase price of Property or services over an original period of 90 days or more,

            (d) acquisition consideration, noncompetition payments or other payments to acquired businesses or their former owners or

            (e) capital leases.

            2.12 LITIGATION. There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or by the Company or the Shareholders. Neither the Company nor the Shareholders intends to initiate any action or proceeding against any other Person or before any court or Governmental Agency. To the knowledge of the Company, there is no action, proceeding or investigation pending or threatened against any Person other than the Company that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or would result in any change in the current equity ownership of the Company. To the knowledge of the Company, there is no Order in effect against the Company.

            2.13 TITLE TO PROPERTIES. The Company has good title to all of its Properties and has good and valid rights to use all other Properties used in its business, in each case subject to no Third-Party Right.

        2.14 Intellectual Property Rights.

            (a) "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property Rights used in the business of the Company as currently conducted or as presently planned to be conducted or embedded in the products currently being provided or marketed, or presently proposed to be provided or marketed, by the Company to its customers, other than Third-Party Intellectual Property, and all Intellectual Property Rights owned by the Company. Except as set forth on
Schedule 2.14(a) and except for Third-Party Intellectual Property licensed to the Company pursuant to an agreement listed in Schedule 2.14(c)(ii), the Company owns, solely and exclusively (subject to the right of other Persons who have independently developed know-how or trade secrets similar to the know-how or trade secrets included in the Company Intellectual Property to use such independently-developed know-how and trade secrets), and free and clear of any Third-Party Right, all title to and rights in all Intellectual Property Rights that are used in the business of the Company as currently conducted or as presently planned to be conducted.


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"INTELLECTUAL PROPERTY RIGHTS" means patents, patent rights, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, copyright registrations and copyrights, in each case arising under the laws of any jurisdiction anywhere in the world, any applications to any Governmental Agency for any of the foregoing, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, computer software programs or applications (in both source code and object code form), development documentation, programming tools, data, technical information, and tangible or intangible proprietary information or material. "THIRD-PARTY INTELLECTUAL PROPERTY" means Intellectual Property Rights owned in whole or in part by any Person other than the Company.

            (b) Schedule 2.14(b) lists all patents, patent applications, trademarks, trade names, domain names, service marks and copyrights included in the Company Intellectual Property which have been registered, issued or applied for and the jurisdictions in which such Company Intellectual Property right has been issued, registered or applied for.

            (c) Schedule 2.14(c)(i) lists all licenses, sublicenses and other agreements, written or unwritten, to which the Company is a party and pursuant to which any Person is authorized to use, resell, sublicense or market or distribute any product currently marketed or presently planned to be marketed by the Company or any component of any such product. Schedule 2.14(c)(ii) lists all written, and all material unwritten, licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use, resell or distribute any Third-Party Intellectual Property, including without limitation software, opensource, freeware, shareware and hardware, which are incorporated in or are a part of any products which the Company has sold, resold, licensed or sublicensed, or which is material to the current operations of the Company, other than (in the case of Third-Party Intellectual Property used internally only) readily-obtainable standard products with wide retail distribution. The Company has, and at the relevant times in the past had, all necessary rights to resell or distribute any hardware and software of a third party which it resells or distributes or has resold or distributed. The Company is not in violation of any license, sublicense or agreement described in
Schedule 2.14(c)(i) or (ii). Neither the Company nor any of its products or operations is in violation of or infringes any Third-Party Intellectual Property. Except as set forth on Schedule 2.14(c)(i) or (ii), the Company has not received any claim that it has lost or will lose any rights of the Company under any licenses to Third-Party Intellectual Property to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will neither cause the Company to be in violation or default under any such license, sublicense or agreement nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as listed on Schedule 2.14(c)(i), the Company has not assigned or licensed to any third party any right, title or interest in the Company Intellectual Property. Except as listed on Schedule 2.14(c)(ii), the Company is not contractually obligated to pay any compensation to any third party for the use of the Company Intellectual Property or the Third-Party Intellectual Property.

            (d) To the Company's knowledge there is no material unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property or any Third-Party Intellectual Property licensed by or through the Company by any third party, including


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without limitation any employee or former employee of the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Third-Party Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

            (e) All patents, registered trademarks, registered service marks and registered copyrights held by the Company are valid and subsisting. To the Company's knowledge, there is no assertion or claim (or basis therefor) challenging the validity of any Company Intellectual Property. The Company has not been sued in any suit, action or proceeding, or otherwise notified of any claim, which involves a claim of infringement of any patent, trademark, service mark, copyright or violation of any trade secret or other proprietary right of any third party. To the Company's knowledge, neither the conduct of the business of the Company as currently conducted nor the manufacture, sale, licensing or use of any of the products of the Company as now manufactured, sold or licensed or used, infringes on or conflicts with, in any way, any trademark, trademark right, trade name, trade name right, service mark or copyright, patent, patent right, industrial model or invention, of any third party that individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect. To the Company's knowledge and except as set forth on Schedule 2.14(e), no third party is challenging the ownership by the Company, or the validity or effectiveness of, any of the Company Intellectual Property. The Company has not brought any action, suit or proceeding for infringement of Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any third party. There are no pending, or to the Company's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of the Company. Except as set forth on Schedule 2.14(e), to the Company's knowledge, there is no breach or violation by a third party of, or actual or threatened, loss of rights under, any licenses to which the Company is a party.

            (f) To the Company's knowledge based upon a reasonable quality assurance program, there are no material defects in the Company's products, and there are no material errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Company's products, which defects or errors have or are reasonably like to have, individually or in the aggregate, a Material Adverse Effect.

            (g) The Company has no customer warranty obligations currently in effect other than as set forth in end-user agreements listed in Schedule 2.14(g). Except as set forth in Schedule 2.14(g), the Company has not made any material oral or written representations or warranties with respect to its products or services.

            2.15 PROPRIETARY RIGHTS AGREEMENTS. Except as set forth in Schedule 2.15, since November 1998, each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form attached hereto as Exhibit B (the "PROPRIETARY RIGHTS AGREEMENT"). The Company is not aware that any of its employees is obligated under any Contract, or subject to any Order, that would interfere with the use of the employee's best efforts


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to promote the interests of the Company or that would conflict with the
Company's business as conducted or proposed to be conducted. Neither the execution nor delivery of the Transaction Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of, or constitute a default under, any Contract under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees or contractors (or Persons it currently intends to hire or contract with) made prior to their employment or engagement by the Company. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such Person's Proprietary Rights Agreement. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. The Company has taken reasonable security measures to maintain the confidentiality of the Company's proprietary information.

            2.16 TAXES. All federal, state, local and foreign Tax returns required to be filed by the Company have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all Taxes shown in such returns and on assessments received by the Company to be due and payable have been paid. All such returns were materially correct.

            2.17 CONTRACTS. Schedule 2.17 lists all Contracts to which the Company is a party, other than routine arrangements for the furnishing of goods and services (other than with respect to Intellectual Property Rights) to or by the Company involving less than $50,000 in annual amounts which are cancelable at any time without liability. The Company has performed all of the material obligations required to be performed by it to date under all Contracts listed in
Schedule 2.17 and has not received any notice of default and is not in default (with due notice or lapse of time or both) under any such Contract. The Company has no present expectation or intention of not fully performing all of its material obligations under any Contract listed in Schedule 2.17.

            2.18 RELATED TRANSACTIONS. Except as set forth in Schedule 2.18, there are no loans, leases, customer or supplier arrangements or agreements or any other transactions or relationships between the Company on the one hand and any of its affiliates, officers, directors, stockholders, employees or consultants or any spouse or relative of any of such Persons, other than compensation payments and travel advances made in the ordinary course of the Company's business. None of the affiliates, officers, directors, stockholders, employees or consultants of the Company, nor any of their spouses or relatives, owns directly or indirectly, any interest in any Person that is a competitor, customer or supplier of, or has any existing contractual relationship with, the Company.

            2.19 PRIVATE OFFERING. Neither the Company, either Shareholder, nor anyone acting on its or his behalf has offered any of the Shares or any similar securities for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Preferred Shares or the transfer and sale of the Common Shares subject to the registration requirements of Section 5 of the Securities Act.


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            2.20 DISTRIBUTIONS. Except as set forth in Schedule 2.20, the
Company has never paid or declared any dividend or other distribution by the Company of any Property or indebtedness to any holders of its capital stock or Stock Rights or redeemed or repurchased any of its capital stock or Stock Rights.

            2.21 EMPLOYEES AND CONSULTANTS. The Company has complied in all material respects with all applicable Legal Requirements relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other employment-related Taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike, other labor trouble or union organizing effort pending or, to the knowledge of the Company, threatened against the Company. Schedule 2.21 lists the names of all directors of the Company and the names and titles of all employees of the Company, and all other Persons currently engaged by the Company to develop Intellectual Property Rights for use by the Company. Schedule 2.21 also lists all stock option, stock purchase, bonus, 401(k), incentive, health, welfare and other plans applicable to any employees of the Company.

            2.22 USE OF PROCEEDS. The Company will use the proceeds from the issuance and sale of the Preferred Shares as set forth in Schedule 2.22.

            2.23 INSURANCE. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its Properties and business of the kinds and in the amounts of not less than is customarily obtained by companies engaged in the same or similar business and similarly situated, including insurance against loss, damage, fire, theft, public liability and other risks. The Company has no claims outstanding under any insurance policy and, to the Knowledge of the Company, no circumstances are threatened which could give rise to any claims. A summary of each insurance policy is set forth in Schedule 2.23. All of such insurance policies are in full force and effect, and no notice of termination by any issuing insurance company has been made or threatened.

            2.24 TRANSACTIONAL OBLIGATIONS. Schedule 2.24 sets forth all obligations of the Company to any Person (including without limitation brokers, finders, investment bankers, financial advisors, legal or accounting professionals) whose payment is contingent upon the transactions contemplated by the Transaction Documents.

            2.25 DISCLOSURE. The representations by the Company made in this
Section 2 and the Company Disclosure Schedule do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the representations and warranties made in this Section 2 and the Company Disclosure Schedule, in the light of the circumstances under which they were made, not misleading.

3.      Representations and Warranties of the Shareholders

            Subject to the Shareholder Disclosure Schedule, each Shareholder represents to the Purchaser, with respect to himself only, as of the date hereof, that:

        3.1. POWER AND AUTHORITY. Such Shareholder has all requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby.

        3.2 TITLE. Such Shareholder is the sole record and beneficial owner of the Common Shares listed below such Shareholder's signature hereof. Except as provided in Schedule 3.2, such Common Shares are free and clear of all Third-Party Rights, and such Shareholder has the full and unrestricted right, power and authority to sell such Common Shares. Upon delivery of the certificate(s) for such Common Shares to the Purchaser in accordance with
Section 5.1(b)(ii) and payment of the Common Stock Purchase Price as stated in
Section 1.3, the Purchaser will acquire good and marketable title to and complete ownership of such Common Shares, free and clear of any Third-Party Right other than any created by the Purchaser.

        3.3 AUTHORITY; ENFORCEABILITY. Such Shareholder has full right and power and all authorization and approval required by any Legal Requirement and any Contract to which such Shareholder is a party, to sell and deliver the Common Shares set forth below such Shareholder's signature hereto free and clear of any Third-Party Right. This Agreement and the Investor Rights Agreement constitute legally valid and binding obligations of such Shareholder enforceable against him in accordance with their respective terms, except for applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of and compliance with this Agreement and the Investor Rights Agreement will not result in any violation of any Contract to which such Shareholder is a party or to which he or any of his Property is subject, or any Order or Legal Requirement applicable to such Shareholder or any of his Property or be in breach of or constitute a default under any of the foregoing, or result in the creation of any Third-Party Right in any of the Properties of such Shareholder pursuant thereto, or accelerate the time for performance of any obligation of such Shareholder under any Legal Requirement, Order or Contract. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Person (governmental or private) on the part of such Shareholder is required in connection with such Shareholder's valid execution and delivery of this Agreement and the Investor Rights Agreement.

            3.4 NO OBLIGATIONS; RELEASE. Except as set forth in Schedule 3.4, the Company has no obligation or liability of any nature, absolute or contingent, known or unknown, to such Shareholder, and such Shareholder hereby irrevocably releases the Company and the Purchaser from all such obligations and liabilities. The Shareholders hereby expressly waives the benefits of Section 1542 of the California Civil Code and any similar provision of any other applicable law. Section 1542 of the California Civil Code provides:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

            3.5 SHAREHOLDER AGREEMENT. Except as provided in Schedule 3.2, the Shareholder has not entered into any Contract with the Company or any other Person relating to the acquisition (including, without limitation, rights of first refusal, anti-dilution or pre-emptive rights), disposition or voting of capital stock or Stock Rights of the Company, other than this Agreement.

4.      Representations and Warranties of the Purchaser

            Subject to the Shareholder Disclosure Schedule, the Purchaser represents and warrants to the Company and to the Shareholders, as of the date hereof, that:

            4.1 CORPORATE ORGANIZATION AND AUTHORITY.

            (a) ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) POWER AND AUTHORITY. The Purchaser has the corporate power and corporate authority to own and operate its Properties and to carry on its business as now conducted and as proposed to be conducted and to enter into and perform its obligations under the Transaction Documents.

            4.2 AUTHORIZATION. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of all of its obligations under the Transaction Documents to which it is a party has been taken, and such Transaction Documents constitute legally valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights or rules of law governing specific performance, injunctive relief or other equitable remedies.

            4.3 CONSENTS. Except as set forth in Schedule 4.3, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Person (governmental or private) on the part of the Purchaser (or, to the Purchaser's knowledge, on the part of any third party other than the Company and any Shareholder) is required in connection with the Purchaser's valid execution and delivery of the Transaction Documents or the consummation of any other transaction contemplated by this Agreement.

            4.4 COMPLIANCE. The execution, delivery and performance of and compliance with the Transaction Documents will not result in any violation of any term of its certificate of incorporation or bylaws or be in material breach of or constitute a material default under any material Contract to which it is a party or to which it or any of its Property is subject, or any Order or Legal Requirement applicable to the Purchaser or any of its Property.

            4.5 LITIGATION. To the knowledge of the Purchaser, there is no action, proceeding or investigation pending or threatened against any Person other than the Purchaser that questions the validity of the Transaction Documents or the right of the Purchaser to enter into the Transaction Documents. To the knowledge of the Purchaser, there is no Order in effect against the Purchaser which would restrict the right or ability of the Purchaser to carry out this Agreement in accordance with its terms.

            4.6 SECURITIES LAW REPRESENTATIONS AND WARRANTIES.

                (a) INVESTMENT INTENT. The Purchaser is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof. The Purchaser understands that the Shares have not been registered under the Securities Act or the securities laws of any state, and hereby agrees not to make any sale, transfer or other disposition of any such Shares unless either (i) the Shares first shall have been registered under the Securities Act and all applicable state securities laws, or (ii) an exemption from such registration is available, and the Company has received such documents and agreements from the Purchaser and the transferee as the Company reasonably requests at such time. A legend noting such restrictions will be placed on such certificates.

                (b) EXEMPTION FROM REGISTRATION. The Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Shares contemplated by this Agreement are exempt from registration pursuant to Regulation D or under Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated upon the Purchaser's representations set forth in this Section 4.6.

                (c) ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares. The Purchaser has received all the information the Purchaser has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser has the ability to bear the economic risks inherent in its investment in the Shares and is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment.

                (d) ACCESS TO INFORMATION. The Purchaser has had the opportunity to: (i) discuss the Company's business, management and financial condition, affairs and prospects with the Company's management; and (ii) visit the Company's facilities and inspect certain of the Company's records provided by the Company. Purchaser did not know of any material misrepresentation or material breach of warranty by the Company at the time of First Closing.

                (e) REPRESENTATIONS AND WARRANTIES. Nothing in this Section 4.6 shall affect the interpretation or enforcement of any of the representations and warranties set forth in Sections 2 or 3 or any certificate delivered pursuant to this Agreement.

            4.7 BROKERAGE. The Purchaser has not retained any broker, finder or investment banker in connection with the transactions contemplated by the Transaction Documents.

5.      Closings

            5.1 FIRST CLOSING. At the First Closing, subject to the other terms and conditions of this Agreement, the following items shall be delivered by and to the parties specified, and any other appropriate items specified in this Agreement and any of the other Transaction Documents shall be delivered by and to the appropriate parties, in each case properly executed.

            (a) COMPANY. The Company shall deliver to the Purchaser:

            (i) a counterpart of this Agreement, executed by the Company;

            (ii) a file-stamped counterpart of the Certificate of Designation;

            (iii) a stock certificate evidencing the Preferred Shares;

            (iv) a good standing certificate of the Utah Department of Commerce with respect to the Company;

            (v) a copy of all resolutions adopted by the Company's Board of Directors and stockholders authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, all certified by the Secretary of the Company as being in full force and effect as of the First Closing;

            (vi) an Investors Rights Agreement in the form attached hereto as Exhibit C (the "INVESTORS RIGHTS AGREEMENT"), executed by the Shareholders and the Company;

            (vii) an Oracle Alliances Agreement in the form attached hereto as Exhibit D (the "ALLIANCES AGREEMENT"), executed by the Company;

            (viii) a Development and Licensing Agreement in the form attached hereto as Exhibit E (the "DEVELOPMENT AGREEMENT"), executed by the Company; and

            (ix) an opinion of Kruse, Landa & Maycock, L.L.C., counsel to the Company, dated the date hereof, in the form attached hereto as Exhibit F.

            (b) SHAREHOLDERS. Each Shareholder shall deliver:

            (i) to the Purchaser:

                   (A) a counterpart of this Agreement, executed by such
               Shareholder;

                   (B) a stock certificate or certificates evidencing the number of Common Shares to be delivered at the First Closing in accordance with Section 1.2 of this Agreement, duly endorsed or accompanied by duly completed and executed stock powers;

                   (C) the Investors Rights Agreement, executed by such
               Shareholder; and

                   (D) a Proprietary Rights Agreement, executed by such
               Shareholder.

                   (E) the Purchase Price Escrow Agreement, executed by such
               Shareholder.

                   (F) the Common Stock Escrow Agreement, executed by such
               Shareholder.

               (ii) to the Escrow Agent

                   (A) the Purchase Price Escrow Agreement, executed by such
               Shareholder.

                   (B) the Common Stock Escrow Agreement, executed by such
               Shareholder.

                   (C) a stock certificate or certificates evidencing the number of Common Shares to be delivered to the Escrow Agent at the First Closing in accordance with Section 1.5 of this Agreement, duly endorsed or accompanied by duly completed and executed stock powers.

               (c) PURCHASER. The Purchaser shall deliver:

               (i) to the Company:

                   (A) a counterpart of this Agreement, executed by the
               Purchaser;

                   (B) the Preferred Purchase Price; and

                   (C) a good standing certificate of the Delaware Secretary of
               State with respect to the Purchaser;

                   (D) the Investors Rights Agreement, executed by the
               Purchaser;

                   (E) the Alliances Agreement, executed by the Purchaser; and

                   (F) the Development Agreement, executed by the Purchaser; and

               (i) to each Shareholder:

                   (A) a counterpart of this Agreement, executed by the
               Purchaser;

                   (B) his allocable share of the Common Purchase Price to be delivered at the First Closing to each Shareholder in accordance with Section 1.2 of this Agreement; and

                   (C) the Investors Rights Agreement, executed by the
               Purchaser.

                   (D) the Purchase Price Escrow Agreement, executed by the
               Purchaser.

                   (E) the Common Stock Escrow Agreement, executed by the
               Purchaser.

               (iii) to the Escrow Agent

                   (A) the Purchase Price Escrow Agreement, executed by the
               Purchaser.

                   (B) the Common Stock Escrow Agreement, executed by the
               Purchaser.

                   (C) the amount of the Common Purchase Price and Preferred
               Purchase Price to be delivered to the Escrow Agent in accordance with Section 1.4 of this Agreement.

            5.2 SECOND CLOSING. At the Second Closing, each Shareholder and Other Shareholder selling Common Shares shall deliver, or cause to be delivered by the Escrow Agent, a stock certificate or certificates evidencing the number of Common Shares to be delivered at the Second Closing in accordance with
Section 1.2 and Section 1.5 of this Agreement, duly endorsed or accompanied by duly completed and executed stock powers. If applicable, the Purchaser shall deliver to each Shareholder or Other Shareholder his allocable share of the Common Purchase Price to be delivered to each Shareholder or Other Shareholder at the Second Closing in accordance with Section 1.2 of this Agreement.

6.      Additional Covenants

            6.1 CONFIDENTIALITY. The Purchaser agrees to treat all information concerning the Company furnished, or to be furnished, by or on behalf of the Company (collectively, the "INFORMATION"), in accordance with the provisions of this Section 6.3. The Information will be used solely for the purpose of evaluating this proposed investment, and will be kept confidential by the Purchaser and its officers, directors, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed to Purchaser's officers, directors, employees, representatives, agents, and advisors who need to know such Information for the purpose of evaluating this proposed investment, (ii) any disclosure of such information may be made to which the Company consents in writing, and (iii) such Information may be disclosed if so required by law.

            6.2 PROPRIETARY RIGHTS AGREEMENT. The Company will require each employee of the Company, and each consultant or independent contractor of the Company involved in the development, maintenance or licensing of the Company's Intellectual Property Rights, to execute a Proprietary Rights Agreement as a condition of hiring/engagement. Before the First Closing, the Company shall have received from each current employee of the Company, and each current consultant or current independent contractor of the Company involved in the development, maintenance or licensing of the Company's Intellectual Property Rights, an executed Proprietary Rights Agreement.

            6.3 OTHER SHAREHOLDER NOTICE AND OFFER. Before the First Closing, the Company will have prepared and distributed to the Other Shareholders: (i) a disclosure package containing information about the Company and the purchase of the Shares by the Purchaser and providing each of the Other Shareholders sufficient information upon which to base the investment decision contemplated hereunder; (ii) a letter offering the Other Shareholders the opportunity to sell their pro rata portions of the Common Shares under the same terms as provided in this Agreement; and (iii) a form of stock purchase agreement to be entered into by Purchaser and each Other Shareholder selling Common Shares to Purchaser.

            6.4 AGGREGATE COMMON PURCHASE PRICE. At the Second Closing, the Shareholders and the Other Shareholder selling Common Shares shall sell and deliver, or cause to be sold and delivered by the Escrow Agent, that number of Common Shares such that the aggregate number of Common Shares delivered and sold to Purchaser at the First Closing and the Second Closing shall be 634,518 and the aggregate purchase price of the Common Stock to be purchased by Purchaser at the First Closing and the Second Closing shall be $5,000,001.84.

            6.5 OTHER SHAREHOLDER REPRESENTATIONS AND WARRANTIES. The Purchaser shall require that the Other Shareholders, in the event of their sale of Common Stock to Purchaser, give representations and warranties substantially the same as those given by the Shareholders in Section 3 of this Agreement.

7.      Miscellaneous

            7.1 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. The Transaction Documents constitute the entire agreement between the Company and the Purchaser relative to the subject matter hereof and thereof. Any previous agreement or negotiations between the Company and the Purchaser concerning the subject matter of the Transaction Documents is superseded by the Transaction Documents. The rights of the parties to this Agreement shall inure to the benefit of and be binding upon any direct or remote successor to all or the greater part of the Properties of such party. Any other assignment may be made only with the prior written consent of all the other parties. No assignment, whether or not permitted, will relieve the assignor of or otherwise affect the assignor's obligations with respect to the obligations assumed by such successor.

            7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

            7.3 LITIGATION. Each party to this Agreement irrevocably consents and submits to the jurisdiction of the federal and state courts sitting in San Mateo County, California in any action or proceeding arising out of or relating to this Agreement or the consummation of the transactions contemplated in this Agreement. Each party irrevocably: (a) agrees that all claims in respect of any such action or proceeding may be heard and determined in these courts; (b) waives any objection that such party now or hereafter may have to the laying of venue for any action or proceeding arising out of or relating to this Agreement brought in the aforementioned courts; and (c) agrees to consent to transfer of any action involving the parties to such forum based on the convenience and interest of the parties.

            7.4 COUNTERPARTS; FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of an executed signature page shall be deemed an original.

            7.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be conclusively deemed given upon actual receipt if given by hand delivery, overnight courier, mail or facsimile transmission addressed:

if to the Company, to:

               205 North 400 West
               Salt Lake City, UT 84103
               fax:  (801) 924-3400

with a copy to:

               Lyndon L. Ricks
               Kruse, Landa & Maycock, L.L.C.
               50 W. Broadway, Suite 800 (84101)
               P.O. Box 45561
               Salt Lake City, UT 84145-0561
               fax:  (801) 531-7091

if to the Purchaser, to:

               500 Oracle Parkway, M/S 5op738
               Redwood Shores, CA  94065
               Attn.: Claudia Barria
               fax:  (650) 506-1917

with a copy to:

               3150 Porter Drive
               Palo Alto, CA 94304
               Attn.:  Bart Deamer
               fax:  (650) 849-4868

if to a Shareholder, to:

               c/o Tomax technologies, inc.
               205 North 400 West
               Salt Lake City, UT 84103
               fax:  (801) 924-3400

with a copy to:

               Lyndon L. Ricks
               Kruse, Landa & Maycock, L.L.C.
               50 W. Broadway, Suite 800 (84101)
               P.O. Box 45561
               Salt Lake City, UT 84145-0561
               fax:  (801) 531-7091

or to such other address as the Company, the Purchaser or the Shareholders may designate by 10 days prior written notice to the other parties to this Agreement.

            7.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; CLAIMS. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, the First Closing and the Second Closing.

            7.7 AMENDMENT, WAIVER. Any provision of this Agreement may be amended or waived only by a written instrument signed by the Company, the Purchaser and the Shareholders.

            7.8 EXPENSES. The Company, the Purchaser and the Shareholders shall bear their own expenses in connection with this transaction.

            7.9 SEVERABILITY. If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties to this Agreement. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest possible extent, the economic, business and other purposes of the void or unenforceable provision.

            7.10 CONSTRUCTION. The headings of the Sections of this Agreement are for convenience and shall not be considered in the interpretation of this Agreement. The words "hereof," "hereunder" and similar words refer to this Agreement as a whole and not to any subdivision contained in this Agreement. References herein to a Section or Exhibit refer to the designated Section or Exhibit of or to this Agreement. References herein to Schedules refer to the Company Disclosure Schedule. In construing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel's role in drafting this Agreement.

8.      Glossary

            AGREEMENT -- this Stock Purchase Agreement, including the Exhibits hereto and the Company Disclosure Schedule, as it may be amended from time to time in accordance with its terms.

            ALLIANCES AGREEMENT -- Section 5.1(a)(vii).

            CERTIFICATE OF DESIGNATION -- introductory paragraphs.

            COMMON PURCHASE PRICE -- introductory paragraphs.

            COMMON SHARES -- introductory paragraphs.

            COMMON STOCK -- introductory paragraphs.

            COMPANY -- introductory paragraphs.

            COMPANY DISCLOSURE SCHEDULE -- the schedules and exceptions attached as Exhibit G.

            COMPANY INTELLECTUAL PROPERTY -- Section 2.14(a).

            CONTRACT -- any written or oral agreement, commitment, arrangement, instrument or license.

            DEVELOPMENT AGREEMENT -- Section 5.1(a)(viii).

            FINANCIAL STATEMENTS -- Section 2.8.

            FIRST CLOSING -- Section 1.2.

            GAAP -- United States generally accepted accounting principles.

            GOVERNMENTAL AGENCY -- any agency, department, board, commission, district or other public organ, whether federal, state, local or foreign.

            INFORMATION -- Section 6.1.

            INTELLECTUAL PROPERTY RIGHTS -- Section 2.14(a).

            INVESTOR RIGHTS AGREEMENT -- Section 5.1(a)(vi).

            LAST FISCAL YEAR-END -- Section 2.8.

            MATERIAL ADVERSE EFFECT -- a material adverse effect on the Company's Properties, assets, obligations or liabilities (absolute or contingent), financial condition, results of operations, business, operations or prospects of the Person in question.

            ORDER -- any judgment, decree, order or award.

            PERSON -- any corporation, general partnership, limited partnership, limited liability company, business trust, association, organization, entity, individual or a Governmental Agency.

            PREFERRED PURCHASE PRICE -- introductory paragraphs.

            PREFERRED SHARES -- introductory paragraphs.

            PREFERRED STOCK -- introductory paragraphs.

            PROPERTY -- any interest in any kind of property or asset, real, personal or mixed, tangible or intangible.

            PROPRIETARY RIGHTS AGREEMENT -- Section 2.15.

            PURCHASER -- introductory paragraphs.

            SECURITIES ACT -- the Securities Act of 1933, as amended.

            SECOND CLOSING -- Section 1.2.

            SHAREHOLDER DISCLOSURE SCHEDULE -- the schedules and exceptions attached hereto, excluding those in the Company Disclosure Schedule.

            SHAREHOLDERS -- introductory paragraphs.

            SHARES -- introductory paragraphs.

            STOCK RIGHT -- any right to acquire an capital stock or any other Stock Rights from the corporation in question, including without limitation, an option, warrant, conversion right, exchange right, subscription right or pre-emptive right.

            TAX -- any federal, state, local or foreign tax, assessment, duty, fee and other governmental charge or imposition of any kind, whether measured by Properties, assets, wages, payroll, purchases, value added, payments, sales, use, business, capital stock, surplus or income, and any addition, interest, penalty, deficiency imposed with respect to any Tax.

            THIRD-PARTY INTELLECTUAL PROPERTY -- Section 2.14(a).

            THIRD-PARTY RIGHT -- any lien, security interest, mortgage, deed of trust, pledge, hypothecation, capitalized lease or interest or right for security purposes on any Property of the Person in question, or any right (i) to acquire, lease, use, dispose of, vote or exercise any right or power conferred by any Property of such Person, or (ii) restricting the Person's right to lease, use, dispose of, vote or exercise any right or power conferred by any Property of such Person.

            TRANSACTION DOCUMENTS -- this Agreement, the Investors Rights Agreement, the Alliances Agreement, the Development Agreement and the Certificate of Designation.

                  [remainder of page left blank intentionally]

            In witness whereof, the parties have executed this Stock Purchase Agreement.

COMPANY:                 TOMAX TECHNOLOGIES, INC.



                         By: /s/ Eric Olafson
                             ----------------------------
                             Name: Eric Olafson
                             Title: CEO and President

PURCHASER:               ORACLE CORPORATION



                         By: /s/ Matt Mosman
                             ----------------------------
                             Name: Matt Mosman
                             Title: Senior Vice President, Corporate Development



SHAREHOLDERS:            /s/ Eric Olafson
                         ----------------------------
                         Eric Olafson
                         Common Shares to be sold: 255,541 shares



                         /s/ Virgil Fernandez
                         ----------------------------
                         Virgil Fernandez
                         Common Shares to be sold: 56,787 shares



                         /s/ Keith Jepsen
                         ----------------------------
                         Keith Jepsen
                         Common Shares to be sold: 153,312 shares



                         /s/ Keith Low
                         ----------------------------
                         Keith Low
                         Common Shares to be sold: 168,877 shares